Exhibit 10.1

[Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential.]

AMENDMNET NO. 1 TO DISTRIBUTION AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Distribution Agreement, dated August 19, 2024 (the “Original Agreement”), between Medline Industries, LP, an Illinois limited partnership with its principal offices located at 3 Lakes Drive, Northfield, IL 60093 together with its subsidiaries and affiliates (collectively, “Medline”), and Sonoma Pharmaceuticals, Inc., with offices at 5445 Conestoga Court Suite 150, Boulder, CO 80301 (“Supplier” and, together with Medline, the “Parties” and each a “Party”), is entered into and effective as of October 17, 2024 (the “Amendment Effective Date”). The Original Agreement, together with this Amendment, shall constitute the complete agreement (the “Distribution Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

BACKGROUND

WHEREAS, pursuant to the Distribution Agreement, Supplier authorized Medline to distribute the Products [________________________] in the United States pursuant to the terms and conditions set forth in the Distribution Agreement;

WHEREAS, Supplier now desires to authorize Medline (i) as a distributor of additional Products [______________________] in the United States, and (ii) as a distributor of the Products [__________________________] in Canada;

WHEREAS, Medline desires to accept such appointment;

WHEREAS, in light of the foregoing, the Parties wish to amend certain other terms and conditions of the Original Agreement as set forth herein; and

NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth herein and in the Original Agreement, the receipt and sufficiency of which are hereby acknowledged, Medline and Supplier agree to amend the Original Agreement as follows:

AMENDMENT

1. Exhibit A attached to the Original Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2. Section 2.a of the Original Agreement is hereby deleted and replaced with the following:

a. Supplier hereby authorizes Medline to distribute the Products [___________________] in the United States and Canada pursuant to the terms and conditions set forth in this Agreement, and Medline hereby accepts such appointment.

3. The following Section 15 shall be added to the Agreement:

15.	Marketing Authorization.

a. Within [___________] ([__]) months of the Amendment Effective Date, Medline shall obtain marketing authorization for the Products in Canada. If marketing authorization for the Products in Canada takes more than [___________] ([__]) months of the Amendment Effective Date, Medline to inform Supplier and mutually agree on a timeline. If such marketing authorization is not mutually agreed within [___________] ([__]) months of the Amendment Effective Date, Supplier may, at its sole option, terminate the appointment set forth in Section 2 above.

b. Medline shall be responsible for and shall bear the cost of all regulatory and customs clearance for the Products in Canada.

4. All other terms of the Distribution Agreement shall remain in full force and effect.

5. For convenience of the Parties hereto, this Amendment may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

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IN WITNESS WHEREOF, the parties have by their duly authorized officers executed this Amendment as of the Amendment Effective Date.

Sonoma Pharmaceuticals, Inc.		MEDLINE INDUSTRIES, LP

By:	/s/ Amy Trombly	By:	/s/ [____________________________]

Name:	Amy Trombly	Name:	[____________________________]

Title:	Chief Executive Officer	Title:	General Manager – AWC Division

Date:	October 17, 2024	Date:	October 17, 2024

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